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                                                                     EXHIBIT 5.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

         As independent public accountants to Axcan Pharma Inc., we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement for Axcam Pharma Inc.



/s/ Raymond Chabot Grant Thornton
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RAYMOND CHABOT GRANT THORTON
General Partnership
Montreal, Quebec
April 2, 2003